UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 24, 2009

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 772,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries (“Enogex”), a midstream natural gas pipeline business with principal operations in Oklahoma.

On June 24, 2009, OGE Energy Corp. issued a press release announcing that Enogex sold $200 million of its 6.875% 5-year senior notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 135c under the Securities Act, OGE Energy Corp. is filing herewith the press release issued June 24, 2009 as Exhibit 99.01 hereto, which press release is incorporated herein by reference.

The 6.875% 5-year senior notes are being issued in a transaction exempt from the registration requirements of the Securities Act and have not been and will not be registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Also on June 24, 2009, OGE Energy Corp. issued a press release announcing that Enogex commenced a cash tender offer for up to $150 million principal amount of its 8.125% senior notes due January 2010. The tender offer for the 8.125% senior notes due 2010 will expire at 11:59 p.m. EDT on July 22, 2009, unless extended or earlier terminated by Enogex (such time, as it may be extended, the “expiration time”). The total consideration per $1,000 principal amount of the 8.125% senior notes due 2010 validly tendered and not withdrawn at or prior to 5:00 p.m. EDT on July 8, 2009 (the “early tender time”) will be $1,027.50, which includes an early tender payment of $25.00 per $1,000 principal amount of 8.125% senior notes due 2010. The early tender payment is payable only to holders of the 8.125% senior notes due 2010 who validly tender and do not validly withdraw their notes at or prior to the early tender time, provided such notes are accepted for purchase by Enogex. Holders who validly tender their 8.125% senior notes due 2010 after the early tender time but at or prior to the expiration time will be entitled to receive $1,002.50 per $1,000 principal amount of the notes, provided such notes are accepted for purchase by Enogex. Tendered notes accepted for purchase by Enogex are expected to be retired and cancelled. Consummation of the tender offer is subject to a number of conditions, including the completion of the sale of a new series of senior notes, as more fully described in the Offer to Purchase dated June 24, 2009.

In addition, holders of the 8.125% senior notes due 2010 will receive accrued and unpaid interest on any such notes tendered and accepted for purchase by Enogex in the tender offer from the last interest payment date to but not including the date on which the notes are purchased which is expected to be July 23, 2009 the next business day following the expiration time. Additional terms and conditions of the tender offer are set forth in Enogex’s Offer to Purchase dated June 24, 2009 and the related Letter of Transmittal.

OGE Energy Corp. is filing herewith the press release issued June 24, 2009 announcing the tender offer as Exhibit 99.02 hereto, which press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press Release dated June 24, 2009 announcing Enogex Sells $200 Million of 5-Year Senior Notes.
99.02	Press Release dated June 24, 2009 announcing Enogex Commences Tender Offer for up to $150 Million of its Outstanding 8.125% Senior Notes due 2010.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

June 30, 2009